                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HEALTHCARE RECOVERIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       (HEALTHCARE RECOVERIES LETERHEAD)

                                                                   April 3, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Healthcare Recoveries, Inc. to be held on May 4, 1998 at 1400 Watterson Tower, Louisville, Kentucky 40218. The meeting will begin promptly at 10:00 a.m., local time.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in Healthcare Recoveries, Inc.

                                           Sincerely,

                                           /s/ PATRICK B. MCGINNIS
                                           Patrick B. McGinnis
                                           Chairman of the Board and
                                           Chief Executive Officer

                        (HEALTHCARE RECOVERIES ADDRESS)

                                   (HRI LOGO)

                          HEALTHCARE RECOVERIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 4, 1998

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Healthcare Recoveries, Inc. (the "Company") will be held at 1400 Watterson Tower, Louisville, Kentucky 40218, on Monday, May 4, 1998, at 10:00 a.m., local time, for the following purposes:

          (i) To elect two (2) Class A directors to three-year terms expiring at the 2001 annual meeting of stockholders;

          (ii) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company to serve for 1998; and

          (iii) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 1998 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. A list of stockholders as of the close of business on March 18, 1998 will be available at the Company's offices for examination during normal business hours by any stockholder during the period from April 20, 1998 through the Annual Meeting.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Douglas R. Sharps
                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance and Administration,
                                          Chief Financial Officer and Secretary

Louisville, Kentucky
April 3, 1998

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                          HEALTHCARE RECOVERIES, INC.
                              1400 WATTERSON TOWER
                           LOUISVILLE, KENTUCKY 40218

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 1998

                                                                   APRIL 3, 1998

     The enclosed form of proxy is solicited by the Board of Directors of Healthcare Recoveries, Inc. (the "Company") for use at the annual meeting of stockholders to be held on May 4, 1998 (the "Annual Meeting"), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on March 18, 1998 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 11,470,000 shares of common stock, $.001 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to stockholders of record on or about April 3, 1998.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote").

     The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants. With respect to any other matter that may properly come before the meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors (the "Board") is divided into three classes designated as Class A, Class B and Class C, serving staggered, three-year terms. Of the current six directors, two will continue to serve for terms expiring in 1999 and two will continue to serve for terms expiring in 2000 (the "Continuing Directors"). Management of the Company and the Board recommend the election of John H. Newman and Chris B. Van Arsdel for the office of Class A director to hold office for a three-year term and until their successors are duly elected and qualified.

     The Board has no reason to believe that either of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting either of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than two directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the shares held by stockholders present at the Annual Meeting in person or by proxy.

                           MANAGEMENT OF THE COMPANY

DIRECTORS

     Set forth below are the Continuing Directors and the nominees for election to the Board. Also set forth below as to each Continuing Director and nominee is his or her age, the year in which he or she was first elected a director, a brief description of his or her principal occupation and business experience during the past five years, directorships of certain companies presently held by him or her, and certain other information, which information has been furnished by the respective individuals.

NOMINEES

CLASS A DIRECTORS -- TERM EXPIRING 2001

MR. JOHN H. NEWMAN
Age 53
Director Since 1997

     Mr. Newman, based in New York City, has been a partner in the international law firm of Brown & Wood LPP since 1980.

MR. CHRIS B. VAN ARSDEL
Age 54
Director Since 1997

     Mr. Van Arsdel currently serves as Divisional Vice President of Technical Infrastructure at EDS Corporation ("EDS"). From November 1970 to the present Mr. Van Arsdel has held various positions at EDS, including Divisional Vice President of the Resellers Division, Director of Corporate Quality and Director of Operations.

CONTINUING DIRECTORS

CLASS B DIRECTORS -- TERM EXPIRING 1999

MR. WILLIAM C. BALLARD, JR.
Age 57
Director Since 1997

     Mr. Ballard is of counsel to the law firm, Greenebaum, Doll & McDonald in Louisville, Kentucky. He retired in 1992 after 22 years as the Chief Financial Officer and a director of Humana Inc. Mr. Ballard serves on the boards of directors of American Safety Razor Co., Atria Communities, Inc. (a national provider of assisted and independent living communities for the elderly), Health Care REIT, Inc., LG&E Energy Corp., Mid-America Bancorp, and United HealthCare Corporation.

MS. ELAINE J. ROBINSON
Age 49
Director Since 1997

     Ms. Robinson served as Vice President and Treasurer of Providian Corporation from December 1991 until October 1997. Providian Corporation was acquired by AEGON N.V. in June 1997.

CLASS C DIRECTORS -- TERM EXPIRING 2000

MS. JILL L. FORCE
Age 45
Director Since 1997

     Ms. Force serves as Senior Vice President, General Counsel and Corporate Secretary of Vencor, Inc. Ms. Force has been General Counsel of Vencor, Inc. since 1989.

MR. PATRICK B. MCGINNIS
Age 50
Director Since 1997

     In 1988, Mr. McGinnis left Humana Inc., where he served as Vice
President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left the Company to become President of the Medaphis Healthcare Information Technology Company, which provides a variety of sophisticated software solutions to healthcare enterprises throughout the United States. He rejoined the Company in January 1997 as its Chairman and Chief Executive Officer. Mr. McGinnis serves on the board of directors of Carefinders Health Corp.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board which is composed of John
H. Newman, Chairman, Jill L. Force, and Chris B. Van Arsdel. The Audit Committee is responsible for, among other things, recommending to the Board of Directors the accounting firm that will serve as independent auditors for the Company and reviewing the Company's internal accounting controls. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company has a Compensation Committee of the Board which is composed of William C. Ballard, Jr., Chairman, Jill L. Force, and Elaine J. Robinson. The Compensation Committee shall, among other things, approve base salaries of executive officers, approve the terms of annual incentive or bonus plans in which executive officers participate and review and make recommendations to the Board concerning approval and adoption of and amendments to stock-based compensation plans. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company does not have a nominating committee.

     During 1997, the Board met four times, the Audit Committee met two times and the Compensation Committee met three times. All of the directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during 1997.

DIRECTORS' COMPENSATION

     The Company pays its non-employee directors $1,500 for attendance (in person or by telephone) at each regular meeting of the Board. In addition, the Company provides for the grant of options to purchase Common Stock to each non-employee director of the Company under the Company's Directors' Stock Option Plan (the "Directors' Plan"). In 1997, each non-employee director was awarded options to purchase 10,000 shares of Common Stock at an exercise price equal to the initial public offering price per share upon consummation of the Company's initial public offering in May 1997. The Directors' Plan provides that beginning on the date of the Annual Meeting and on the date of each subsequent annual meeting for so long as shares are available under the Directors' Plan, each eligible director will receive options to purchase 2,000 shares of Common Stock. One-third of the shares of Common Stock covered by an option grant will vest on the March 1st next following the date of grant and on each succeeding February 1st until fully vested. Subject to readjustment in accordance with the provisions of the Directors' Plan, the total amount of Common Stock for which options may be granted to directors under the Directors' Plan shall not exceed in the aggregate 150,000 shares. As of December 31, 1997, options to purchase 50,000 shares had been granted under the Directors' Plan. The Directors' Plan, with respect to the granting of options, shall terminate at midnight on March 31, 2002.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 18, 1998 by (i) each of the Company's directors, (ii) the Company's named executive officers (as hereinafter defined) and (iii) such directors and all executive officers as a group.

                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY
NAME                                                            OWNED(1)      PERCENT OF CLASS(2)
----                                                          ------------    -------------------
Patrick B. McGinnis.........................................    176,667(3)            1.5
Dennis K. Burge.............................................     48,750(4)              *
Debra M. Murphy.............................................     37,367(5)              *
Douglas R. Sharps...........................................     46,250(6)              *
Bobby T. Tokuuke............................................     38,667(7)              *
Kathleen K. Harreld.........................................     36,000                 *
William C. Ballard, Jr......................................     13,334(8)              *
Jill L. Force...............................................      5,834(9)              *
John H. Newman..............................................      4,334(10)             *
Elaine J. Robinson..........................................      3,834(11)             *
Chris B. Van Arsdel.........................................      3,834(12)             *
All executive officers and directors as a group (11
  persons)..................................................    414,871               3.6

---------------

  * Beneficial ownership represents less than 1% of the Company's outstanding common stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
 (2) Based on an aggregate of 11,470,000 shares of Common Stock issued and outstanding as of December 31, 1997.
 (3) Includes 5,000 shares held by Mr. McGinnis' spouse. Also includes 66,667 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Healthcare Recoveries, Inc. Non-Qualified Stock Option Plan for Eligible Employees (the "Stock Option Plan").
 (4) Includes 26,250 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (5) Includes 700 shares which are held by Ms. Murphy as trustee for a minor child. Also includes 21,667 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (6) Includes 26,250 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (7) Includes 21,667 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (8) Represents 2,500 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his son, 2,500 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his daughter and 5,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his spouse. Mr. Ballard has sole voting power over the shares. Also, includes 3,334 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.

 (9) Includes 3,334 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.
(10) Represents 1,000 shares owned by Mr. Newman's spouse. Also includes 3,334 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.
(11) Includes 3,334 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.
(12) Includes 3,334 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.

                             EMPLOYMENT AGREEMENTS

     In May 1997, the Company entered into an employment agreement pursuant to which Mr. McGinnis serves as Chairman and Chief Executive Officer of the Company. The employment agreement is for a term of three years, with automatic two year renewals, unless a notice of termination is delivered by either party within not less than sixty (60) days prior to the end of a term or a renewal term. Under the terms of the agreement, Mr. McGinnis receives a salary at an annual rate of $200,000. The Company may terminate the employment agreement and all of its obligations thereunder if Mr. McGinnis (i) materially breaches any term of the employment agreement, (ii) commits any other act in bad faith materially detrimental to the business or reputation of the Company, (iii) engages in illegal activities or is convicted of any crime involving fraud, deceit, or moral turpitude, or (iv) dies or becomes mentally or physically incapacitated or disabled and is materially unable to perform his obligation under the employment agreement. The Company's obligations under the employment agreement to pay salary, to provide for the continued vesting of stock option awards and to provide for health insurance benefits shall continue for the greater of the remainder of the term (or the renewal term) or two years if the Company terminates the employment agreement for any reason other then (i)-(iv) above, or if Mr. McGinnis terminates the agreement for one of the following reasons (i) the Company materially breaches any term of the employment agreement, (ii) the Company assigns Mr. McGinnis duties, or significantly reduces his assigned duties, in a manner inconsistent with his position with the Company (without his consent), (iii) the Company requires Mr. McGinnis's relocation outside of the metropolitan Louisville, Kentucky area (without his consent), (iv) the Company fails to obtain the assumption of the employment agreement by any successors to the Company, or (v) a Change in Control Event (as defined in the employment agreement) occurs, and Mr. McGinnis's employment is terminated by Mr. McGinnis within 120 days thereafter (in this latter event, Mr. McGinnis may also be entitled to receive a certain Gross-Up Payment (as defined in the employment agreement)). The employment agreement contains certain confidentiality and noncompete provisions in favor of the Company.

     In May 1997, the Company entered into employment agreements with Messrs. Burge, Sharps and Tokuuke, and Ms. Murphy, each with a term of three years. Under the terms of the agreements, Messrs. Burge and Sharps receive a salary at an annual rate of $125,000, and Mr. Tokuuke and Ms. Murphy receives a salary at an annual rate of $110,000. The Company may terminate the employment agreements with Messrs. Burge, Sharps, and Tokuuke, and Ms. Murphy for cause in the following circumstances: (i) material breach of any term of the employment agreement, (ii) commission of any other act materially detrimental to the business or reputation of the Company, (iii) intentional engagement in illegal or dishonest activities or commitment or conviction of any crime involving fraud, deceit, or moral turpitude or (iv) death or mental or physical incapacitation or disability resulting in an inability to perform one's obligations under the employment agreement. Each employment agreement contains certain confidentiality and noncompete provisions in favor of the Company.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of December 31, 1997 concerning persons known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                                  SHARES OF
                                                                    COMMON
                                                              STOCK BENEFICIALLY     PERCENT OF
NAME AND ADDRESS                                                   OWNED(1)            CLASS
----------------                                              ------------------     ----------
The Kaufmann Fund, Inc......................................      1,622,500(2)          14.1%
  140 E. 45th Street
  43rd Floor
  New York, New York 10017
Dresdner RCM Global Investors LLC...........................      1,033,400(3)           9.0%
  Four Embarcadero Center
  Suite 3000
  San Francisco, California 94111
Franklin Advisers, Inc......................................        904,460(4)           7.9%
  777 Mariners Island Boulevard
  San Mateo, California 94404
Putnam Investments, Inc.....................................        876,900(5)           7.6%
  One Post Office Square
  Boston, Massachusetts 02109
The TCW Group, Inc..........................................        841,300(6)           7.3%
  865 South Figueroa Street
  Suite 1800
  Los Angeles, California 90017
HLM Management Co., Inc.....................................        702,000(7)           6.1%
  222 Berkeley Street
  Boston, Massachusetts 02116
Berger Associates, Inc......................................        591,175(8)           5.2%
  210 University Boulevard
  Suite 900
  Denver, Colorado 80206

---------------

(1) See Note (1) under "Management Common Stock Ownership" elsewhere herein.
(2) The information regarding The Kaufman Fund, Inc. ("Kaufman") is given in reliance upon a Schedule 13G filed by such stockholder on or about February 18, 1998 with the Securities and Exchange Commission (the "Commission"). The
    Schedule 13G indicated that Kaufman has sole voting power and sole dispositive power over 1,622,500 shares.
(3) The information regarding Dresdner RGM Global Investors LLC ("Dresdner RGM") is given in reliance upon a Schedule 13G filed by such stockholder, RCM Limited L.P. ("RCM Limited"), the managing agent of Dresdner RGM, and RCM General Corporation ("RCM General"), the general partner of RCM Limited, and a Schedule 13G filed by the parent corporation of Dresdner RCM, Dresdner Bank AG ("Dresdner"), each on or about February 6, 1998 with the Commission. The Schedule 13Gs indicated that Dresdner RGM, RCM Limited and RCM General have sole voting power over 890,300 shares and sole dispositive power over 1,033,400 shares. The Schedule 13Gs state that RCM Limited, RCM General and Dresdner have beneficial ownership of the securities reported on these
    Schedule 13G's only to the extent that they may be deemed to have beneficial ownership of securities beneficially owned by Dresdner RCM.
(4) The information regarding Franklin Resources, Inc. ("FRI") and Franklin Advisers, Inc. ("FAI") is given in reliance upon a Schedule 13G filed by such stockholders and the principle shareholders of FRI, Charles B. Johnson ("Johnson") and Rupert H. Johnson, Jr. ("R. Johnson") on or about February 4, 1998. The Schedule 13G indicated that FAI has sole voting and sole dispositive power over 900,100 shares and Franklin Management, Inc. has sole dispositive power over 4,360 shares. The Schedule 13G states that the shares are owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect advisory subsidiaries (the "Advisor

    Subsidiaries") of FRI. Johnson, R. Johnson, FRI and the Advisor Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by this statement.
(5) The information regarding Putnam Investments, Inc. ("PI") is given in reliance upon a Schedule 13G filed by such stockholder, its parent corporation, Marsh & McLennan Companies, Inc. ("MMC"), two wholly owned registered investment advisors of PI, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC") on or about January 21, 1998 with the Commission. The Schedule 13G stated that neither MMC or PI have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G. The Schedule 13G indicated that PIM had shared dispositive power over 452,400 shares; and that PAC had shared voting power over 401,900 shares and shared dispositive power over 424,500 shares.
(6) The information regarding The TCW Group, Inc. ("TCW Group") is given in reliance upon a Schedule 13G filed by such stockholder and Robert Day ("Day"), an individual who may be deemed to control the TCW Group on or about February 12, 1998. The Schedule 13G indicated that the TCW Group and Robert Day have sole voting and sole dispositive power over 841,300 shares. The Schedule 13G states that the TCW Group holds 0 shares directly, and Day holds 0 shares directly or indirectly, other than the indirect holding of the TCW Group. The Schedule 13G indicated that the following subsidiaries of the TCW Group acquired the 841,300 shares: Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc.
(7) The information regarding HLM Management Co., Inc. ("HLM") is given in reliance upon a Schedule 13G filed by such stockholder on or about February 13, 1998 with the Commission. The Schedule 13G indicated that HLM has sole voting power and sole dispositive power over 702,000 shares.
(8) The information regarding Berger Associates, Inc. ("Berger") is given in reliance upon a Schedule 13G filed by such stockholder and its parent holding company, Kansas City Southern Industries, Inc. on or about February 17, 1998 ("KCSI"). The Schedule 13G indicated that Berger has shared voting and shared dispositive power over 591,175 shares. The Schedule 13G states that KCSI does not exercise any voting or dispositive power over the shares and specifically disclaims beneficial ownership over the shares.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (determined as of December 31, 1997) (referred to herein as the "named executive officers") for the year ended December 31, 1997. On August 28, 1995, the Company became a wholly-owned subsidiary of Medaphis Corporation ("Medaphis"). Medaphis sold its interest in the Company to the public on May 21, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                              ANNUAL COMPENSATION                 COMPENSATION
                                 ----------------------------------------------      AWARDS
                                                                      OTHER       ------------
                                                                      ANNUAL       SECURITIES
           NAME AND                                                COMPENSATION    UNDERLYING       ALL OTHER
      PRINCIPAL POSITION         YEAR   SALARY ($)     BONUS ($)       $(1)       OPTIONS (#)    COMPENSATION ($)
-------------------------------  ----   ----------     ---------   ------------   ------------   ----------------
Patrick B. McGinnis............  1997    $163,132      $137,061     $1,120,000      200,000          $49,944(2)
  Chairman, Chief Executive      1996     110,996        80,664             --           --           89,301(3)
  Officer, Director
Kathleen K. Harreld(4).........  1997      59,472            --        504,000           --          114,583(5)
  Executive Vice President --    1996     120,004        90,166             --           --            3,747(6)
  Business Development
Douglas R. Sharps..............  1997     121,689        74,401        280,000       78,750            1,018(7)
  Executive Vice President --    1996     107,152        95,176             --           --              265(8)
  Finance and Administration,
  Chief Financial Officer and
  Secretary
Bobby T. Tokuuke...............  1997     107,491        50,513        210,000       65,000            5,903(9)
  Senior Vice President --       1996      92,424        50,714             --           --            3,460(10)
  Systems
Debra M. Murphy................  1997     106,802        74,324        210,000       65,000            5,566(11)
  Senior Vice President --       1996      83,071        45,960             --           --            3,080(12)
  Sales & Marketing
Dennis K. Burge................  1997      91,041        74,324        280,000       78,750           28,874(13)
  Executive Vice
  President --.................  1996    $ 38,187      $ 28,032             --           --          105,377(14)
  Operations

---------------

 (1) This column reflects the dollar value of a stock bonus representing 186,000 shares of the Company's Common Stock that was awarded in connection with the Company's initial public offering on May 21, 1997, as calculated based upon $14.00, the initial public offering price of the Company's Common Stock. The aggregate stock holdings as of December 31, 1997 for Messrs. McGinnis, Sharps, Tokuuke and Burge and Ms. Harreld and Ms. Murphy were 110,000, 20,000, 17,000, 22,500, 36,000 and 15,700 respectively, having a value of $2,447,500, $445,000, $378,250, $500,625, $801,000 and $349,325
     respectively, based upon the closing price of the Common Stock on The Nasdaq National Market on December 31, 1997.
 (2) Includes $36,923 paid to Mr. McGinnis for his services as President of Medaphis Healthcare Information Technology Company, a subsidiary of Medaphis ("HIT") and $8,285 of matching contributions to the Medaphis Deferred Compensation Plan (the "Medaphis Deferred Plan"). All other compensation for 1997 includes amounts paid by the Company on behalf of Mr. McGinnis for matching 401(k) plan contributions and insurance premiums.
 (3) Includes $83,301 paid to Mr. McGinnis for his services as President of HIT, $4,500 of matching contributions to the Medaphis Plan (the "Medaphis Savings Plan") and $1,500 of matching contributions to the Medaphis Deferred Plan.
 (4) Resigned from the Company in May 1997.

 (5) Includes $114,154 paid to Ms. Harreld by Medaphis in connection with her resignation. All other compensation for 1997 includes amounts paid by the Company on behalf of Ms. Harreld for matching 401(k) plan contributions and insurance premiums.
 (6) Includes $3,535 of matching contributions to the Medaphis Savings Plan. All other compensation for 1997 includes amounts paid by the Company on behalf of Ms. Harreld for matching 401(k) plan contributions and insurance premiums.
 (7) All other compensation for 1997 includes amounts paid by the Company on behalf of Mr. Sharps for matching 401(k) plan contributions and insurance premiums.
 (8) Includes amounts paid by the Company on behalf of Mr. Sharps for insurance premiums.
 (9) All other compensation for 1997 includes amounts paid by the Company on behalf of Mr. Tokuuke for matching 401(k) plan contributions and insurance premiums.
(10) Includes $2,151 of matching contributions to the Medaphis Savings Plan and $1,076 of matching contributions to the Medaphis Deferred Plan. All other compensation for 1997 includes amounts paid by the Company on behalf of Mr. Tokuuke for matching 401(k) plan contributions and insurance premiums.
(11) All other compensation for 1997 includes amounts paid by the Company on behalf of Ms. Murphy for matching 401(k) plan contributions and insurance premiums.
(12) Includes $1,785 of matching contributions to the Medaphis Savings Plan. All other compensation for 1997 includes amounts paid by the Company on behalf of Ms. Murphy for matching 401(k) contributions and insurance premiums.
(13) Includes $22,723 received as base salary from Gottlieb Financial Services (a Medaphis subsidiary) ("Gottlieb") during the first part of 1997. All other compensation for 1997 included amounts paid by the Company on behalf of Mr. Burge for matching 401(k) contributions and insurance premiums.
(14) Includes $98,077 received as base salary and $3,089 received as relocation expense from Gottlieb. All other compensation for 1997 includes amounts paid by the Company on behalf of Mr. Burge for matching 401(k) contributions and insurance premiums.

                               EXECUTIVE OFFICERS

                                                                                  EXECUTIVE OFFICER
NAME                                  AGE                 POSITION                      SINCE
----                                  ---                 --------                -----------------
Patrick B. McGinnis.................  50    Chairman of the Board, Chief                1996
                                              Executive Officer & Director
Robert G. Bader, Jr.................  41    Senior Vice President -- Business           1998
                                              Development
Dennis K. Burge.....................  51    Executive Vice                              1997
                                              President -- Operations
Debra M. Murphy.....................  42    Senior Vice President -- Sales &            1997
                                              Marketing
Douglas R. Sharps...................  44    Executive Vice President -- Finance         1997
                                              and Administration, Chief Financial
                                              Officer & Secretary
Bobby T. Tokuuke....................  52    Senior Vice President -- Systems            1997

     PATRICK B. MCGINNIS serves as Chairman, Chief Executive Officer and a director of the Company. In 1988, Mr. McGinnis left Humana Inc., where he served as Vice President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left to become President of Medaphis Healthcare Information Technology Company. He rejoined the Company and assumed his current responsibilities in January 1997.

     ROBERT G. BADER, JR. serves as Senior Vice President--Business Development of the Company. He assumed his current responsibilities in January 1998. From 1992 until 1994 Mr. Bader served as Vice President of Strategic Planning of Blue Cross Blue Shield of Kentucky. In 1994, he assumed the positions of Chief Operating and Chief Financial Officer of Acordia of Louisville, one of the operating companies of Acordia, Inc., a publicly traded insurance brokerage and health administrative services company that was acquired by Anthem, Inc. in 1997.

     DENNIS K. BURGE serves as Executive Vice President -- Operations of the Company. Mr. Burge joined the Company in 1991 as Vice President -- Operations. He was promoted to Senior Vice President -- Operations in October 1994. In May 1996, he joined Gottlieb Financial Services (a Medaphis subsidiary) as Chief Operations Officer, where he served until February 1997, when he rejoined the Company. He assumed his current responsibilities in February 1997.

     DEBRA M. MURPHY serves as Senior Vice President -- Sales and Marketing. Ms. Murphy joined the Company in 1991 as Sales and Marketing Manager. She was promoted to Director of Sales in October 1994 and to Vice President -- Sales in February 1996. She assumed her current responsibilities in November 1996.

     DOUGLAS R. SHARPS serves as Executive Vice President--Finance and Administration, Chief Financial Officer and Secretary. Mr. Sharps joined the Company in January 1990 as Vice President and General Counsel. He served as Senior Vice President--Finance and General Counsel from October 1994 to August 1995. He is also the principal of Sharps & Associates, PSC, a law firm that provides support to HRI and handles litigated recoveries in California, Illinois, Kentucky and Texas. He assumed his current responsibilities in January 1997.

     BOBBY T. TOKUUKE serves as Senior Vice President--Systems. Mr. Tokuuke joined the Company at its inception in 1988 and was part of the team that developed the SubroSystem. From October 1994 he served as Vice
President--Systems and assumed his present position in April 1996.

                              STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted under the Stock Option Plan to each of the named executive officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
                        -------------------------------
                                            PERCENT OF                                  POTENTIAL REALIZABLE VALUE AND
                           NUMBER OF          TOTAL                                        ASSUMED ANNUAL RATES OF
                           SECURITIES        OPTIONS                                     STOCK PRICE APPRECIATION FOR
                        UNDERLYING TOTAL    GRANTED TO                                           OPTION TERM
                        OPTIONS GRANTED     EMPLOYEES     EXERCISE PRICE   EXPIRATION   ------------------------------
NAME                        IN 1997          IN 1997        PER SHARE         DATE           5%               10%
----                    ----------------   ------------   --------------   ----------   -------------    -------------
Patrick B. McGinnis...      200,000            29.5%          $14.00        5/28/07      $1,760,905       $4,462,479
Kathleen K. Harreld...           --              --               --             --              --               --
Dennis K. Burge.......       78,750            11.6%          $14.00        5/28/07         693,356        1,757,101
Debra M. Murphy.......       65,000             9.6%          $14.00        5/28/07         572,294        1,450,306
Douglas R. Sharps.....       78,750            11.6%          $14.00        5/28/07         693,356        1,757,101
Bobby T. Tokuuke......       65,000             9.6%          $14.00        5/28/07         572,294        1,450,306

                             STOCK OPTION EXERCISES

     None of the named executive officers exercised any stock options during 1997. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 1997. The table also reflects the value for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 1997, the last trading date in 1997 for the Common Stock.

                      AGGREGATED OPTION EXERCISES IN 1997
                          AND YEAR-END OPTION VALUES*

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN THE
                                                      OPTIONS AT                   MONEY OPTIONS AT
                                                  DECEMBER 31, 1997               DECEMBER 31, 1997
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Patrick B. McGinnis........................    66,667          133,333        $550,003       $1,099,997
Kathleen K. Harreld........................        --               --              --               --
Dennis K. Burge............................    26,250           52,500         216,563          433,125
Debra M. Murphy............................    21,667           43,333         178,753          357,497
Douglas R. Sharps..........................    26,250           52,500         216,563          433,125
Bobby T. Tokuuke...........................    21,667           43,333         178,753          357,497

---------------

* The table above does not reflect the exercises by certain named executive officers of Medaphis stock options in 1997. The value realized on such exercises for Ms. Harreld, Mr. Sharps, Mr. Tokuuke and Mr. Burge was $143,141, $68,616, $33,623 and $234,463, respectively.

                          STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return (assuming reinvestment of dividends) on the Common Stock compared to the return of the Center for Research in Security Price Total Return Index for The Nasdaq Stock Market, U.S. Companies (the "Nasdaq Composite, U.S.") and the Company's peer group index for the periods indicated. This graph reflects the investment of $100.00 on May 22, 1997 (the date the Company's intial public offering was completed by Medaphis) in the Common Stock, the Nasdaq Composite, U.S., and the Company's peer group. The Company's peer group consists of the following companies: Access Health, Inc., Concentra Managed Care, Inc., Health Management Systems, Inc., Medaphis Corporation, and Transcend Services, Inc.

        Measurement Period
      (Fiscal Year Covered)                HRI           Nasdaq, U.S.        Peer Group
5/22/97                                        100.00             100.00             100.00
5/30/97                                        103.39             102.23              98.51
6/30/97                                        131.36             105.46             105.58
7/31/97                                        123.73             116.59             107.91
8/29/97                                        119.83             116.42             124.01
9/30/97                                        152.54              123.3             133.41
10/31/97                                       125.42             116.89             123.93
11/28/97                                       137.29             117.47             115.69
12/31/97                                       150.85             115.64             116.83

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In 1997, the Compensation Committee consisted of the three disinterested members of the Board (the "Compensation Committee") whose names appear below. None of the members of the Compensation Committee had, during 1997, any interlocking or other relationships with the Company that would call into question their independence with respect to executive compensation matters involving the Company. The Compensation Committee receives input regarding compensation for the executive officers from the Chief Executive Officer. Currently, the Chief Executive Officer and the named executive officers (other than Ms. Harreld) are parties to employment agreements that set forth each individual's base salary and contemplate the participation by each employee in the Management Group Incentive Compensation Plan.

     Compensation Components. The components of the Company's executive compensation program consist of base salaries, cash bonuses and stock options. The Company's compensation program is designed to provide competitive base salaries for the Company's executive officers, and incentive compensation and long-term incentives that retain the executive officers and motivate them to achieve the Company's business objectives over the long-term.

     Base Salary. The Chief Executive Officer and each named executive officer (other than Ms. Harreld) is a party to a three-year employment agreement with the Company that sets forth each officer's base salary. See "Employment Agreements."

     Management Group Incentive Compensation Plan. The Company has adopted an annual performance-based bonus plan in which the named executive officers (other than Ms. Harreld) participate. The plan is divided into a nondiscretionary bonus pool and a discretionary bonus pool that provides for cash bonuses to its participants based on certain performance-based thresholds set forth in the plan. The Company estimates that the maximum bonus for the named executive officers will be between 95% and 120% of their respective annual base salaries. Based on its evaluation of the Chief Executive Officer's performance in attaining the Company's financial results, the Compensation Committee will grant Mr. McGinnis an annual bonus from the discretionary bonus pool. Mr. McGinnis will recommend to the Compensation Committee, the discretionary annual bonus for the executive officers based on each executive officer's performance in attaining the Company's financial results.

     Stock Option Plans. The Company maintains stock option plans designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans to certain officers and key employees and consultants of the Company by the Compensation Committee. Stock options are generally granted annually if available and if supported by the Company's growth and profitability. To foster long-term commitments, executives' options typically vest over a three-year period and remain outstanding for ten years. In accordance with United States Treasury Department regulations, in the event the value realized upon the exercise of options by any "covered" employee (the difference between the per share exercise price and the market price on the date of exercise multiplied by the number of options exercised) when combined with such employee's other "covered" compensation in the year of exercise exceeds $1.0 million, the Company will be unable to deduct the amount of such excess compensation.

     Supplemental Retirement Savings Plan. The Company has adopted a non-qualified deferred compensation plan under which certain key employees of the Company may defer up to 16% of their compensation (reduced by the amount they could have deferred under the Company's 401(k) Plan). The Company will match employee contributions equal to the contributions that would have been made under the Company's 401(k) Plan but for certain tax restrictions. Participants will be entitled to receive distributions upon termination of employment. The Company may fund all or part of its obligations under this plan in a trust reachable by the Company's general creditors.

     Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million per employee in any taxable year that is paid to the corporation's chief executive officer or to its four other most highly compensated executive officers. With the exception of Mr. McGinnis, no executive officer received more than $1 million in compensation in 1997 that will be subject to the Section 162(m) limitation on deductibility.

     Chief Executive Officer Compensation. As discussed earlier in this Proxy Statement, the Company entered into an employment agreement with the Chief Executive Officer in May 1997. The employment agreement is for an initial term of three years and contains certain confidentiality and noncompete provisions (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. McGinnis receives a base salary of $200,000 and is eligible to participate in the Management Incentive Compensation Plan. See "Employment Agreements." The Compensation Committee determines the amount of discretionary bonuses that Mr. McGinnis receives under the Management Incentive Compensation plan, based on his performance with respect to achieving financial results.

     In addition, to augment Mr. McGinnis' long-term incentive for continued employment with the Company, Mr. McGinnis was granted options to acquire 200,000 shares of the Common Stock under the Company's Stock Option Plan:

                                          COMPENSATION COMMITTEE

                                          William C. Ballard, Jr., Chairman
                                          Jill L. Force
                                          Elaine J. Robinson

April 3, 1998

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the first part of 1997, the Company was a wholly-owned subsidiary of Medaphis and, as such, all compensation decisions were made by Medaphis' management. On May 21, 1997, Medaphis sold its interest in the Company to the public.

                              CERTAIN TRANSACTIONS

     MEDAPHIS CORPORATION. Medaphis sold its interest in the Company to the public on May 21, 1997 (the "Offering") as part of its restructuring plan to divest non-core businesses and was required to use the net proceeds of the Offering to retire bank debt. Since August 1995, the Company had been a wholly-owned subsidiary of Medaphis. From August 1995 through May 1997, certain corporate functions that had been performed by the Company internally were performed by Medaphis. These functions consisted primarily of payroll and benefits administration. Prior to May 21, 1997, the Company began performing for itself certain functions previously performed for the Company by Medaphis. These functions included such items as payroll, processing of accounts payable, employee health plan administration and the Company's workers' compensation and other business insurance coverages.

     Messrs. McGinnis, Burge, Sharps and Tokuuke, and Ms. Harreld and Ms. Murphy possessed options to purchase shares of Medaphis common stock that automatically vested, pursuant to the terms of such options, in connection with the Offering.

     In connection with the acquisition of the Company by Medaphis, Messrs. McGinnis, Burge, Sharps and Tokuuke, and Ms. Harreld and Ms. Murphy received 273,456, 40,160, 51,948, 43,016, 56,943 and 6,693 shares, respectively, of
Medaphis common stock in exchange for their holding of Common Stock.

     In connection with the closing of the Offering, the Company and Medaphis entered into a separation agreement, negotiated at arms-length between Medaphis management and the Company management, pursuant to which certain insurance, tax and other administrative matters were addressed. Effective May 21, 1997, the Company and Medaphis entered into such separation agreement (the "Separation Agreement") that provided for the separation of the Company from Medaphis. The Separation Agreement provided that on the date of the Offering (i) the Company would (assuming none of the underwriters' over-allotment option had been exercised) have a nominal amount of unrestricted cash, and would not owe any amount to Medaphis (except as discussed below with respect to purchased goods and services, certain employee benefit plan payments and a distribution to be made to Medaphis to reduce the Company's stockholder's equity to $4,110,000) and
(ii) Medaphis would not owe any amount to the Company.

     The Separation Agreement also provided that (i) the Company would owe (without markup or markdown) Medaphis after the consummation of the Offering for any goods or services purchased from or through Medaphis prior to consummation but not paid for prior to such consummation; (ii) Medaphis would cause its bank lenders to release in connection with the Offering the Company guaranty of Medaphis' bank debt, all liens on the Company's assets and the Common Stock to be sold by Medaphis pursuant to the Offering; (iii) the Company would upon consummation of the Offering assume responsibility for providing health insurance or coverage to former Company employees (and their eligible dependents) who have exercised their right under federal law to obtain such insurance or coverage in accordance with applicable federal law; (iv) assets and liabilities under the Medaphis "cafeteria" employee benefit plan relating to the Company employees would be transferred to a new Company "cafeteria" benefit plan, together with an adjusting payment to or from the Company to reflect any difference between plan assets and liabilities; (v) after consummation of the Offering, Medaphis would transfer assets in the Medaphis 401(k) retirement plan that relate to the Company employees to a new Company 401(k) retirement plan in a manner that would satisfy legal requirements for interplan asset transfers;
(vi) all stock options held by the Company employees as of the consummation of the Offering would, in accordance with the particular option plan under which such options were granted, become immediately vested as of such date and any such optionees would be entitled to exercise their options in accordance with the terms of the particular option agreements relating to the granting of such options; (vii) effective as of the consummation of the Offering, the Company would have in place certain insured and self-funded welfare benefit plans and arrangements to cover those Company employees who were covered by such types of plans prior to such date; and (viii) Medaphis would pay, in one lump sum, the account balances under the Medaphis Executive Deferred Compensation Plan due to those plan participants who would be continuing employment with the Company after consummation of the Offering.

     With respect to indemnification, the Separation Agreement provides that (i) the Company will indemnify Medaphis for federal, state and local income and other tax liability relating to the Company for all periods ending on or prior to August 28, 1995, the date Medaphis acquired the Company and for all periods after the consummation of the Offering; (ii) Medaphis will indemnify the Company for federal income tax liability relating to Medaphis or any subsidiary (including the Company), and for state and local income and other tax liability relating to Medaphis or any subsidiary other than the Company, from August 29, 1995, to the date of consummation of the Offering; (iii) the Company will indemnify Medaphis from liability due to or arising out of acts or failures to act of the Company in the periods described in clause (i); (iv) Medaphis will indemnify the Company from liability due to or arising out of the acts or failures to act of Medaphis or any subsidiary (other than the Company) for all periods described in (i) and (ii); and (v) Medaphis will indemnify the non-employee directors of the Company from certain liabilities arising out of the Offering, including liabilities under the Securities Act.

     SHARPS & ASSOCIATES. As part of its obligations under client contracts, the Company generally pays for the legal representation of clients, as required in the recovery process. A portion of those payments is made in the form of a retainer to Sharps & Associates PSC, a law firm solely owned by Douglas R. Sharps, the Company's Executive Vice President -- Finance and Administration, Chief Financial Officer and Secretary. This law firm employs thirteen attorneys and five paralegals at its offices in Louisville, Kentucky; Oakland, California; Chicago, Illinois; and Dallas, Texas. The Company paid $1,001,000 to such related party during the period ended December 31, 1997 for legal services. However, Mr. Sharps receives no personal benefit from his ownership of the firm.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent (10%) of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition,
Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3 and 4 and amendments thereto, all such persons complied with the applicable reporting requirements.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected the firm of Coopers & Lybrand L.L.P. to serve as independent accountants of the Company for 1998. Coopers & Lybrand L.L.P. has served as independent accountants of the Company since 1997. One or more representatives of Coopers & Lybrand L.L.P. will be present at the meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended December 31, 1997 accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto accompanies this Proxy Statement. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                          Healthcare Recoveries, Inc.
                                          1400 Watterson Tower
                                          Louisville, Kentucky 40218
                                          Attention: Douglas R. Sharps
                                                     Executive Vice President --
                                                     Finance and Administration,
                                                     Chief Financial Officer and
                                                     Secretary

STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Company no later than December 4, 1998 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

OTHER MATTERS

     The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the person named in the proxy will vote such proxy in accordance with their judgment.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock. In addition, the Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies with respect to shares of the Company's Common Stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of CIC is a fee of $4,000 plus expenses.

                                          By Order of the Board of Directors,

                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance and Administration,
                                          Chief Financial Officer
                                          and Secretary
Louisville, Kentucky
April 3, 1998

                                                                        APPENDIX


PROXY                     HEALTHCARE RECOVERIES, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 1998

    The undersigned hereby appoints PATRICK B. McGINNIS and DOUGLAS R. SHARPS, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Healthcare Recoveries, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Monday, May 4, 1998 at 10:00 a.m., local time, at 1400 Watterson Tower, Louisville, Kentucky 40218, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1) To elect two (2) Class A directors to three-year terms expiring at the 2001 annual meeting of stockholders:

[ ] FOR all nominees listed (except as marked                    [ ] WITHHOLD AUTHORITY to vote for
    below to the contrary)                                           all nominees listed
    John H. Newman
    Chris B. Van Arsdel

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                               A LINE THROUGH THE
                       NOMINEE'S NAME IN THE LIST ABOVE.)

(2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company to serve for 1998:

              [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                (Continued, and to be signed, on the other side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE OTHER SIDE OF THIS PROXY.

                                                 Date                     , 1998
                                                      --------------------

                                                      --------------------------

                                                      --------------------------

                                                      Please sign exactly as
                                                      your name or names appear
                                                      hereon. Where more than
                                                      one owner is shown above,
                                                      each should sign. When
                                                      signing in a fiduciary or
                                                      representative capacity,
                                                      please give full title. If
                                                      this proxy is submitted by
                                                      a corporation, it should
                                                      be executed in the full
                                                      corporate name by a duly
                                                      authorized officer. If a
                                                      partnership, please sign
                                                      in partnership name by
                                                      authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.